Exhibit 10.8

Real Estate Tax Index Numbers:	0493-01-0138
0493-01-0139
0493-01-0140
This instrument was prepared
outside of the Commonwealth of
Virginia.
RECORDING REQUESTED BY:
Commonwealth Land Title Insurance Company
1015 15th Street, NW, Suite 300
Washington, DC 20005
File Number 12-002128/TWD

THIS SPACE ABOVE FOR RECORDER'S USE
THIS IS A CREDIT LINE DEED OF TRUST
FOR PURPSOES OF SECTION 55-58.2 OF THE CODE OF VIRGINIA (1950), AS AMENDED, THE NAME OF THE NOTEHOLDER OR HOLDER OF THE OBLIGATIONS SECURED BY THIS CREDIT LINE DEED OF TRUST IS U.S. BANK NATIONAL ASSOCIATION, AS BENEFICIARY (AS AGENT OF THE LENDERS), AND ITS ADDRESS TO WHICH COMMUNICATIONS MAY BE MAILED OR DELIVERED IS 4100 NEWPORT PLACE, SUITE 900, NEWPORT BEACH, CALIFORNIA 92660, ATTN: COMMERCIAL REAL ESTATE. THE MATURITY DATE OF THE LOAN IS MARCH 1, 2016, AS MAY BE EXTENDED.
THIS DEED OF TRUST CONVEYS CERTAIN REAL PROPERTY AND THE IMPROVEMENTS THEREON LOCATED IN FAIRFAX COUNTY, VIRGINIA AS SECURITY FOR INDEBTEDNESS IN THE AMOUNT OF $235,000,000.00. THIS DEED OF TRUST IS A REFINANCE OF THAT CERTAIN CREDIT LINE DEE DOF TRUST (WITH FILING) (THIS "EXISTING DEED OF TRUST") DATED JULY 20, 2010, FROM KBSII WILLOW OAKS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS GRANTOR, IN FAVOR OF LAWYERS TITLE REALTY SERVICES, INC., A VIRGINIA CORPORATION, AS TRUSTEE FOR THE BENEFIT OF U.S. BANK NATIONAL ASSOCIATION, A NATIONAL AMOUNT OF $65,000,000.00, RECORDED IN THE CLERK’S OFFICE OF FAIRFAX COUNTY, VIRGINIA IN DEED BOOK 21147, AT PAGE 721. RECORDATION TAXES WERE PAID AT THE TIME OF RECORDING OF THE EXISTING DEED OF TRUST.
THIS DEED OF TRUST ALSO IS SECURED BY CERTAIN REAL PROPERTY AND THE IMPROVEMENTS THEREON LOCATED IN OTHERE JURISDICTIONS OUTSIDE THE COMMONWEALTH OF VERGINIA. THE AGGREGATE VALUE OF ALL PROPERTY, LOCATED WITHIN AND OUTSIDE OF THE COMMONWEALTH OF VIRGINIA, WHICH

-1-	Deed of Trust (Willow Oaks)

SERVES AS SECURITY FOR THE INDEBTEDNESS IS $385,697,200, AS INDICATED ON THE ATTACHED VIRGINIA RECORDING TAX AFFIDAVIT. THE VALURE OF THE PROPERTY LOCATED IN THE COMMONWEALTH OF VIRGINIA WHICH SERVES AS SECURITY FOR THE INDEBTEDNESS IS $125,197,200.00, AS INDICATED ON THE ATTACHED VIRGINIA RECORDING TAX AFFIDAVIT. REFERENCE IS MADE TO THE ATTACHED VIRGINIA RECORDING TAX AFFIDAVIT FOR THE CALCULATION OF THE STATE AND LOCAL RECORDATION TAXES ON THIS DEED OF TRUST.
CREDIT LINE DEED OF TRUST
(WITH ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING)
(The promissory notes secured hereby provide for a fluctuating interest rate)

THIS CREDIT LINE DEED OF TRUST (WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING) (the "Deed of Trust") is made as of February 27, 2013 by KBSII WILLOW OAKS, LLC, a Delaware limited liability company, as trustor ("Grantor"), to Lawyers Title Realty Services, Inc., a Virginia corporation, whose business address is 7130 Glen Forest Drive, Suite 403, Richmond, Virginia 23226, with a mailing address c/o Commonwealth Land Title Insurance Company, 1015 15th Street, N.W., Suite 300, Washington, D.C. 20005 as trustee ("Trustee"), for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent as described below (in such capacity, "Beneficiary"). The respective addresses of Grantor and Trustee are set forth in Section 5.5. Beneficiary is acting as the agent for itself and all other "Lenders" now or hereafter existing under that certain Loan Agreement of even date herewith (the "Loan Agreement") between Grantor and each of the other borrowers (individually, each a "Borrower" and collectively, the "Borrowers") from time to time a party thereto, Beneficiary, as "Agent" and the "Lenders" described therein. As used herein, the term "Lenders" shall have the same meaning that is given to such term in the Loan Agreement.
THIS DEED OF TRUST is given, among other things, for the purpose of securing a revolving and term loan (the "Loan") from Lenders, as lenders, to Borrowers, as borrowers, as more fully described in the Loan Agreement, the proceeds of which are to be used, in part, to finance certain real property located in County of Fairfax, Commonwealth of Virginia, which real property is more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "Land").
FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Grantor, as trustor, hereby irrevocably grants, bargains, sells, transfers, conveys and assigns to Trustee, as trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Beneficiary (as agent for the Lenders), under and subject to the terms and conditions hereinafter set forth, the Land;
TOGETHER WITH any and all buildings and improvements now or hereafter erected on the Land including, without limitation, the fixtures, attachments, appliances, equipment,

-2-	Deed of Trust (Willow Oaks)

machinery, and other articles attached to said buildings and improvements (the "Improvements"), all of which are deemed and construed to be a part of the realty (the Land and the Improvements are collectively referred to herein as the "Premises");
TOGETHER WITH all Leases (as defined in Section 2.1 below) and all Rents (as defined in Section 2.1 below);
TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Premises;
TOGETHER WITH all right, title, and interest of Grantor in (a) the property and interests in property described on Exhibit B attached hereto and incorporated herein by reference, (b) all other personal property now or hereafter owned by Grantor that is now or hereafter located on or used in connection with the Premises, (c) all other rights and interests of Grantor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises, and (d) all proceeds thereof (such personal property and proceeds are collectively referred to in this Deed of Trust as the "Personal Property");
TOGETHER WITH all easements, rights-of-way and rights now owned or hereafter acquired by Grantor used in connection therewith or as a means of access thereto, including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights and shares of stock evidencing the same;
TOGETHER WITH all leasehold estate, right, title and interest of Grantor in and to all leases, subleases, licenses, franchises and other agreements covering the Premises or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Grantor thereunder including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature;
TOGETHER WITH all right, title and interest now owned or hereafter acquired by Grantor in and to any greater estate in the Premises;
TOGETHER WITH all right, title and interest of Grantor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;
TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Grantor now has or may hereafter acquire in the Premises, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Trust Estate (as hereinafter defined), including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.
The entire estate, property and interest hereby conveyed to Trustee may hereafter be collectively referred to as the "Trust Estate."

-3-	Deed of Trust (Willow Oaks)

FOR THE PURPOSE OF SECURING:

(a)
payment of all principal, interest, prepayment fees and other charges, late charges and loan fees, and all other sums owing under or evidenced by one or more promissory notes in the aggregate stated principal amount of $235,000,000.00, each now or hereafter executed and delivered by Borrowers to the order of one or more Lenders pursuant to the Loan Agreement (together with all other promissory notes now or hereafter given and/or executed pursuant to the terms of the Loan Agreement and/or given in substitution thereof or in modification, supplement, increase, addition, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified, collectively, the "Notes") which Notes and Loan Agreement and any and all modifications, extensions, renewals, supplements, additions, and replacements thereof are by this reference hereby made a part hereof;

(b)	payment of all sums advanced by Beneficiary or Lenders to protect the Trust Estate, with interest thereon from the date of the advance at the Default Rate (as defined in the Loan Agreement);

(c)	payment of all sums owing by any Borrower to Beneficiary or Lenders under the Deeds of Trust (as defined in the Loan Agreement);

(d)
payment of all other sums, with interest thereon, which may hereafter be loaned to Borrowers, or their successors or assigns, by Lenders, or their successors or assigns when evidenced by a promissory note or notes executed by Borrower reciting that they are secured by this Deed of Trust and/or the other Deeds of Trust;

(e)
performance of every obligation, covenant or agreement of each Borrower contained herein and in the Loan Agreement and/or the other Deeds of Trust, and all supplements, amendments and modifications thereto and all extensions and renewals thereof;

(f)
performance of every obligation, covenant and agreement of each Borrower contained in any agreement now or hereafter executed by a Borrower which recites that the obligations thereunder are secured by this Deed of Trust and/or the other Deeds of Trust;

(g)	compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Trust Estate or any portion thereof; and

(h)
all present and future debts, obligations and liabilities of Borrowers or one or more Borrowers (or any Affiliate of Borrowers or one or more Borrowers) under or relating to any and all present and future Swap Transactions and Swap Contracts which Borrowers or one or more Borrowers (or any Affiliate of Borrowers or one or more Borrowers) elects to enter into with U.S. Bank National

-4-	Deed of Trust (Willow Oaks)

Association or another Lender or any Affiliate of U.S. Bank National Association or another Lender in connection with or relating to the Loan, heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.
Notwithstanding the above or anything in this Deed of Trust or any other Loan Document to the contrary, however, this Deed of Trust shall not secure (i) Borrowers' obligations under the Environmental Indemnity (as defined in the Loan Agreement), (ii) any third party guaranty of the Loan or Borrowers' obligations under the Loan Documents, or (iii) any other Loan Document that specifically states that it is not secured by this Deed of Trust. All initially capitalized terms used herein without definition are as defined in the Loan Agreement. The rate of interest of the obligation secured hereunder may vary from time to time.
This Deed of Trust is expressly made, executed and delivered pursuant and subject to and shall be construed in accordance with the provisions of Sections 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-60 and 55-63 of the Code of Virginia (1950), as amended and now enacted as if such Sections were fully set forth and stated in this Deed of Trust. All obligations and duties imposed upon Grantor and the Trustee by such code provisions and all rights and remedies conferred upon the Beneficiary thereby and hereby are expressly affirmed. All of the terms, covenants, agreements and conditions hereinafter contained, to the extent the same may differ from or supplement such code provisions, shall be construed as providing the Beneficiary with rights and remedies additional and cumulative to those specified in such code provisions and shall not be construed in any way as excluding such code provisions or depriving the Beneficiary of any of their rights, privileges or remedies thereunder; provided, however, to the extent that any term, covenant, agreement or condition in this Deed of Trust conflicts with any such code provisions, the code provisions shall prevail.
TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:
ARTICLE I
COVENANTS AND AGREEMENTS OF GRANTOR
1.1    Payment of Secured Obligations. Grantor shall pay when due the principal of and the interest on the indebtedness evidenced by the Notes, all charges, fees and other sums as provided in the Loan Documents (including, without limitation, any prepayment fee); the principal of and interest on any future advances secured by this Deed of Trust; and the principal of and interest on any other indebtedness secured by this Deed of Trust.
1.2    Maintenance, Repair, Alterations, and Compliance with Laws. Grantor shall keep the Trust Estate in good condition and repair; Grantor shall not remove, demolish or substantially alter any of the Improvements except upon the prior written consent of Beneficiary except that the foregoing shall not limit Grantor's right to undertake any tenant improvements for tenants under their leases (approved or deemed approved by Beneficiary) or any capital improvements to the Improvements; Grantor shall complete promptly and in a good

-5-	Deed of Trust (Willow Oaks)

and workmanlike manner any Improvement which may be now or hereafter constructed on the Land and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; Grantor shall comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Trust Estate or any part thereof or requiring any alterations or improvements, and the requirements of insurance companies and any bureau or agency which establishes standards of insurability; Grantor shall not commit or permit any physical waste or deterioration of the Trust Estate, and shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; Grantor shall not commit, suffer or permit any act to be done in or upon the Trust Estate in violation of any law, ordinance or regulation; and Grantor shall do all other acts which from the character or use of the Trust Estate may be reasonably necessary to maintain and preserve its value. Grantor shall not apply for, willingly suffer or permit any change in zoning, subdivision, or land use regulations affecting the Premises without the consent of Beneficiary. Grantor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Trust Estate or any part thereof without first obtaining Beneficiary's written consent.
1.3    Required Insurance. Grantor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Trustee, Beneficiary or Lenders, all policies of insurance that are required pursuant to the Loan Agreement or other Loan Documents, or that are otherwise reasonably required by Beneficiary. The insurers, coverages, endorsements, certificates, liability limits and all other matters relating to such insurance policies shall be subject to the requirements set forth in Exhibit "G" to the Loan Agreement which is incorporated herein by this reference.
1.4    Delivery of Policies, Payment of Premiums.
(a)At Beneficiary's option all policies of insurance must either have attached thereto a lender's loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary or must name Beneficiary as an additional insured (in each case, in accordance with the requirements of the Loan Agreement). At Beneficiary's option, Grantor shall furnish Beneficiary with an original of all policies of insurance required under Section 1.3 above or a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage (and subject to any further requirements set forth in the Loan Agreement). If Beneficiary consents, Grantor may provide any of the required insurance through blanket policies carried by Grantor and covering more than one location, or by policies procured by a party holding under Grantor; provided, however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Beneficiary. No less than 5 days prior to the expiration of each required policy, Grantor shall deliver to Beneficiary evidence satisfactory to Beneficiary of the renewal or replacement of such policy continuing insurance in the form required by this Deed of Trust and payment of premiums for any such policies within 10 days of availability of same. All such policies must contain a provision that, notwithstanding any contrary agreement between Grantor and an insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrender, reduced in scope or limits of

-6-	Deed of Trust (Willow Oaks)

coverage or otherwise materially amended, without at least thirty (30) days' prior written notice to Beneficiary.
(b)In the event Grantor fails to provide, maintain, keep in force or deliver to Beneficiary the policies of insurance required by this Deed of Trust or by any Loan Document, Beneficiary may (but has no obligation to), following no less than five (5) business days prior written notice to Grantor, (provided such notice shall not be required if any policy could lapse), procure such insurance or single-interest insurance for such risks covering Beneficiary's interest, and Grantor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Grantor, the amount advanced by Beneficiary with respect to all such premiums will bear interest at the Default Rate.
1.5    Casualties; Insurance Proceeds. Grantor shall give prompt written notice thereof to Beneficiary after the occurrence of any casualty to or in connection with the Trust Estate or any part thereof, whether or not covered by insurance. In the event of such casualty, all proceeds of insurance must be payable to Beneficiary, and Grantor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. If Grantor receives any proceeds of insurance resulting from such casualty, Grantor shall promptly pay over such proceeds to Beneficiary. Notwithstanding the above, provided that (i) such proceeds do not exceed $500,000 for the Trust Estate, (ii) no Event of Default exists, and (iii) the casualty does not materially impair the value of the Trust Estate, Grantor may retain such proceeds (which shall be applied to the restoration of the Improvements to the extent required to repair a casualty). At all times during the existence of an Event of Default, Beneficiary is hereby authorized and empowered by Grantor to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. In the event of any damage or destruction of the Premises, Beneficiary shall apply all loss proceeds remaining after deductions of all expenses of collection and settlement thereof, including, without limitation, reasonable attorneys' and adjustors' fees and expenses, to the restoration of the Improvements but only as repairs or replacements are effected and continuing expenses become due and payable; provided that the following conditions are met: (a) no Event of Default exists that has not been cured; (b) the Loan is in Balance (taking into account all costs of reconstruction and the amount of the loss proceeds, if any, the amount of operating expenses and interest that will accrue under the Notes, and any additional funds deposited by Grantor with Beneficiary to pay for such costs of reconstruction); (c) Beneficiary has determined, in its sole discretion, that the damage or destruction can be repaired and that the damaged portion of the Improvements can be completed according to the requirements of the Loan Agreement; (d) Beneficiary and all applicable governmental authorities have approved the final plans and specifications for reconstruction of the damaged portion of the Improvements; (e) Beneficiary has approved, for the reconstruction of the damaged portion of the Improvements, in its sole discretion, the budget, the construction schedule and the construction contract; and (f) Beneficiary has determined, in its sole discretion, that after the reconstruction work is completed, the ratio of the then applicable Committed Amount to the then "As-Is" appraised value (based on evidence reasonably satisfactory to Beneficiary, including, if required by Beneficiary or Grantor, updated Appraisals approved by Beneficiary) (which approval shall not be withheld unreasonably) of the Properties does not exceed the Maximum Committed Amount Leverage Ratio (as defined in the Loan Agreement), provided Grantor may pay down the

-7-	Deed of Trust (Willow Oaks)

outstanding principal amount of the Loan, or cancel applicable undisbursed amount(s) of the Revolving Portion so that the Maximum Committed Amount Leverage Ratio is satisfied. If any one or more of such conditions set forth herein have not been met, Beneficiary will not be obligated to make any further disbursements pursuant to the Loan Agreement, and Beneficiary shall apply all loss proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes, (without payment of a prepayment premium other than the Interest Differential) together with all accrued interest thereon, in such order as Beneficiary may elect, notwithstanding that the outstanding balance may not be due and payable. Nothing herein contained will be deemed to excuse Grantor from repairing or maintaining the Trust Estate as provided in Section 1.2 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Grantor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds will not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such notice.
1.6    Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Grantor in and to all policies of insurance required by Section 1.3 will inure to the benefit of and pass to the successor in interest to Grantor or the purchaser or grantee of the Trust Estate.
1.7    Indemnification; Subrogation; Waiver of Offset.
(a)If Beneficiary or any Lenders are made a party to any litigation concerning the Notes, this Deed of Trust, the other Deeds of Trust, any of the Loan Documents, the Trust Estate or any part thereof or interest therein, or the occupancy of the Trust Estate by Grantor, then Grantor shall indemnify, defend and hold Beneficiary and such Lenders harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by Beneficiary and such Lenders as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. WITHOUT LIMITATION, IT IS THE INTENTION OF GRANTOR AND GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY WITH RESPECT TO CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF BENEFICIARY OR ANY LENDER OR ANY STRICT LIABILITY. However, Grantor will not be obligated to indemnify, defend and hold Beneficiary and such Lenders harmless from any claims which arise solely out of the gross negligence or willful misconduct of Beneficiary or such Lenders. Beneficiary and such Lenders may employ an attorney or attorneys to protect their rights hereunder, and in the event of such employment following any breach by Grantor, Grantor shall pay Beneficiary and such Lenders reasonable attorneys' fees and expenses incurred by them, whether or not an action is actually commenced against Grantor by reason of its breach. This Section 1.7 will not apply to any matters covered by the Environmental Indemnity.
(b)Grantor waives any and all right to claim or recover against Beneficiary or any Lender, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Trust Estate, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the

-8-	Deed of Trust (Willow Oaks)

provisions of this Deed of Trust, EVEN IF SUCH RIGHT TO CLAIM ARISES AS A RESULT OF THE NEGLIGENCE OF BENEFICIARY, LENDERS, OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES.
(c)All sums payable by Grantor pursuant to this Deed of Trust must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder will in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary or any Lender, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Beneficiary or any Lender; (vi) any default or failure on the part of Beneficiary or any Lender to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Grantor has notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Grantor.
1.8    Taxes and Impositions.
(a)Grantor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Estate, which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a lien upon the Trust Estate, or any part thereof, or upon any person, property, equipment or other facility used in the operation or maintenance thereof (all the above collectively hereinafter referred to as "Impositions"); provided, however, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.
(b)If at any time after the date hereof there is assessed or imposed (i) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Grantor pursuant to Section 1.8(a), or (ii) a license fee, tax or assessment imposed on Beneficiary or any Lender and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes,

-9-	Deed of Trust (Willow Oaks)

assessments or fees will be deemed to be included within the term "Impositions" as defined in Section 1.8(a) and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Grantor fails to pay such Impositions prior to delinquency, Beneficiary may at its option declare all obligations secured hereby together with all accrued interest thereon, immediately due and payable. Anything to the contrary herein notwithstanding, Grantor will have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or any Lender or on the obligations secured hereby.
(c)Subject to the provisions of Section 1.8(d) and upon request by Beneficiary, Grantor shall deliver to Beneficiary before any such Imposition is due and payable official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Beneficiary, evidencing the payment thereof.
(d)Grantor has the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate proceedings, but this will not be deemed or construed in any way as relieving, modifying or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section 1.8, unless Grantor has given prior written notice to Beneficiary of Grantor's intent to so contest or object to an Imposition, and unless, at Beneficiary's sole option, (i) Grantor demonstrates to Beneficiary's reasonable satisfaction that the proceedings to be initiated by Grantor will conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Grantor furnishes a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary; or (iii) Grantor demonstrates to Beneficiary's reasonable satisfaction that Grantor has provided as good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.
(e)[Intentionally Deleted].
(f)Grantor shall not suffer, permit or initiate the joint assessment of any real and personal property which may constitute all or a portion of the Trust Estate or suffer, permit or initiate any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes will be assessed, levied or charged to the Trust Estate as a single lien.
(g)Upon the request of Beneficiary, Grantor shall promptly cause to be furnished to Beneficiary, at Grantor's expense, a tax reporting service covering the Trust Estate of the type, duration and with a company satisfactory to Beneficiary.
1.9    Utilities. Grantor shall pay or shall cause to be paid when due all utility charges that are incurred by Grantor for the benefit of the Trust Estate or that may become a charge or lien against the Trust Estate for gas, electricity, water or sewer services furnished to the Trust Estate and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Trust Estate or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon.

-10-	Deed of Trust (Willow Oaks)

1.10    Actions Affecting Trust Estate. Grantor shall give Beneficiary and Trustee prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Trust Estate, the security hereof or the rights or powers of Beneficiary or Trustee. Grantor shall appear in and contest any such action or proceeding and shall pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear.
1.11    Actions By Beneficiary to Preserve Trust Estate. If Grantor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary, in its own discretion, without obligation so to do, without releasing Grantor from any obligation, and without notice to or demand upon Grantor, may make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof, provided Beneficiary shall send one Business Day prior written notice of same to Grantor. In connection therewith (without limiting its general powers, whether conferred herein, in other Loan Documents or by law), during the continuance of an Event of Default, and subject to the rights of tenants under their leases, Beneficiary has and is hereby given the right, but not the obligation, following written notice to Grantor (i) to enter upon and take possession of the Trust Estate in accordance and compliance with applicable law; (ii) to make additions, alterations, repairs and improvements to the Trust Estate that it may consider necessary or proper to keep the Trust Estate in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or that may affect the security hereof or the rights or powers of Beneficiary or Trustee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt that in the judgment of Beneficiary may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including attorneys' fees and costs or other necessary or desirable consultants. Grantor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses reasonably incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, trustee's and attorneys' fees, together with interest thereon from the date of such expenditures at the Default Rate.
1.12    Transfer of Trust Estate Or Ownership Interests by Grantor. In order to induce Lenders to make the loan secured hereby, Grantor agrees that, in the event of any "transfer" (as defined below), without the prior written consent of Beneficiary, Beneficiary has the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers. Beneficiary may grant or deny such consent in its sole discretion, and may impose any conditions to such consent in its sole discretion (including, without limitation, changes to the terms of the loan and the imposition of fees) and, if consent should be given, any such transfer will be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Grantor or any maker or guarantor of the Notes from any liability thereunder without the prior written consent of Beneficiary. As used herein, "transfer" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, mortgage, encumbrance, lien, collateral assignment or hypothecation of the Trust Estate, or any portion thereof or interest therein (other than the Permitted Encumbrances), whether voluntary, involuntary, by operation of law or otherwise, the

-11-	Deed of Trust (Willow Oaks)

execution of any installment land sale contract or similar instrument affecting all or a portion of the Trust Estate, or the lease of all or substantially all of the Trust Estate (excluding, however, any leases entered into in accordance with the requirements of the Loan Agreement, and any other transfers that are specifically permitted by the terms of the Loan Agreement). The term "transfer" also includes the direct or indirect transfer, assignment, withdrawal, hypothecation or conveyance of legal or beneficial ownership of any membership, partnership, stock or other ownership interest (an "ownership interest") that results in a change in control of Grantor or in any member or partner of Grantor (excluding, however, transfers of stock or limited partnership interests in a publicly traded company, or a change in control of a publicly traded company). Notwithstanding anything stated to the contrary in this Deed of Trust or in any of the other Loan Documents, any transfers (or the pledge or encumbrance ) of equity interests or other interests in KBS II REIT ACQUISITION V, LLC, or in any of the direct or indirect owners of KBS II REIT Acquisition V, LLC (including, without limitation, KBS REIT Properties II, LLC, KBS Limited Partnership II or KBS Real Estate Investment Trust II, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Real Estate Investment Trust II, Inc. continues to own, either directly or indirectly, 100% of the ownership interests in Grantor.
1.13    Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Grantor contained in any loan application or made to Beneficiary or Lenders in connection with the loan secured hereby or contained in the Loan Documents or incorporated by reference therein, will survive the execution and delivery of this Deed of Trust and will remain continuing obligations, warranties and representations of Grantor so long as any portion of the obligations secured by this Deed of Trust remains outstanding.
1.14    Eminent Domain. If any proceeding or action is commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice or other information regarding such proceeding, action, taking or damage, Grantor shall give prompt written notice thereof to Beneficiary. If an Event of Default exists, Beneficiary is entitled at its option, if Beneficiary determines its security is impaired, to commence, appear in and prosecute in its own name any such action or proceeding. If an Event of Default exists, Beneficiary is also entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, damages, rights of action and proceeds awarded to Grantor by reason of any such taking or damage to the Premises or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the "Condemnation Proceeds") are hereby assigned to Beneficiary and Grantor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with any such action or proceeding, Beneficiary shall apply all such Condemnation Proceeds to the restoration of the Improvements (other than Condemnation Proceeds attributable to temporary use or occupancy which may be applied, at Beneficiary's option, to installments of principal and interest and other charges due under the Notes and other Loan Documents when the same become due and payable, without payment of a prepayment premium other than the Interest Differential) provided that:

-12-	Deed of Trust (Willow Oaks)

(a)the taking or damage will not, in Beneficiary's reasonable judgment, materially impair the security for the Loan; and
(b)all conditions set forth in Section 1.5 are met.
If all of the above conditions are met, Beneficiary shall disburse the Condemnation Proceeds in accordance with the Loan Agreement and only as repairs or replacements are effected and continuing expenses become due and payable. If any one or more of the above conditions are not met, Beneficiary shall apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes (without payment of prepayment premiums other than the Interest Differential), together with all accrued interest thereon, in such order as Beneficiary may elect, notwithstanding that said outstanding balance may not be due and payable, and Beneficiary will have no further obligation to make disbursements pursuant to the Loan Agreement or the other Loan Documents. If the Condemnation Proceeds are not sufficient to repay the portion of the Loan allocable to the Trust Estate covered by this Deed of Trust and Beneficiary or Lenders have determined that its security for the Loan is materially impaired, Grantor shall immediately pay any such remaining balance allocable to the Trust Estate, together with all accrued interest thereon. Application or release of the Condemnation Proceeds as provided herein will not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such notice. Notwithstanding the above, provided the Condemnation Proceeds do not exceed $500,000 for the Trust Estate, no Event of Default exists, and the taking has not materially impaired the value of the Trust Estate, Grantor may retain such Condemnation Proceeds.
1.15    Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby will be impaired or affected by the execution of this Deed of Trust; and all additional security will be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness will not diminish the force, effect or lien of this Deed of Trust and will not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness. If Beneficiary at any time holds additional security for any of the obligations secured hereby, Beneficiary may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.
1.16    Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the County in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder; and said successor will, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of said predecessor.
1.17    Successors and Assigns. This Deed of Trust applies to, inures to the benefit of (subject, however, to all restrictions on transfer provided in Section 1.12) and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Beneficiary" includes the present agent and all future agents of the Lenders pursuant

-13-	Deed of Trust (Willow Oaks)

to the provisions of the Loan Agreement, whether or not named as Beneficiary herein. This Section 1.17 will not be deemed a waiver of the provisions of Section 1.12 hereof.
1.18    Inspections. Beneficiary, or its agents, representatives or workers, are authorized to, upon no less than twenty-four (24) hours prior written notice to Grantor, and subject to the rights of tenants under their leases and, if no Event of Default exists, at Beneficiary's sole cost and expense, enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.
1.19    Liens. Grantor shall pay and promptly discharge, at Grantor's cost and expense, all liens, encumbrances and charges (collectively, "Liens") upon the Trust Estate, or any part thereof or interest therein; provided, however, that Grantor has the right to contest in good faith and with reasonable diligence the validity of any such Liens, and pending such contest Grantor shall not be deemed in default hereunder if Grantor, within twenty (20) days of Beneficiary's written request, obtains an appropriate surety bond and takes all other actions required to remove and release such Lien as an encumbrance against all and any portion of the Trust Estate; provided, further, however, Beneficiary and Lenders will not be required to make any further disbursements of the Loan until all such Liens have been removed as encumbrances against all and any portion of the Trust Estate, and have been insured against by the Title Company to Beneficiary's satisfaction. In the case of stop notices, Grantor has the right to contest, in good faith and with reasonable diligence, the validity of any stop notice, provided Grantor has filed with Beneficiary a bond in form and amount sufficient to release such stop notice. Grantor shall cause any such stop notice to be released within twenty (20) days of Beneficiary's request, and, without limiting the foregoing, neither Beneficiary nor Lenders shall have any obligation to make any further disbursements of the Loan until all stop notices have been fully released or discharged. Notwithstanding the foregoing or anything else contained in this Agreement which may be construed to the contrary, in the event that any action or other proceeding is instituted to enforce or foreclose any Lien against any of the Trust Estate, the Grantor shall immediately (and in any event within five business days of request by Beneficiary, or five days prior to any scheduled foreclosure sale, whichever is sooner) make such payments, obtain such surety bonds and/or take such other action as Beneficiary may, in its sole discretion, require in order to release the Lien. If Grantor fails to remove and discharge any such Lien or stop notice as required above, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but is not obligated to, but subject to Grantor's right to contest the same, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or stop notice by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Grantor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such Lien or stop notice together with interest thereon from the date of such expenditure at the Default Rate.
1.20    Intentionally Omitted.
1.21    Beneficiary's Powers. Without affecting the liability of any other person

-14-	Deed of Trust (Willow Oaks)

liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary or any Lender may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Estate, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. For purposes of clarification, this Section 1.21 does not grant Beneficiary the right to modify the terms of the Loan without Grantor's consent.
1.22    Financial Statements. Grantor shall deliver to Beneficiary copies of such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in reasonable detail and at the times required by the Loan Agreement. All such statements must be prepared in accordance with the requirements of the Loan Agreement and Beneficiary has the right to audit and inspect all books and records relating thereto, provided, if no Event of Default exists, such audit and inspection shall be at its sole cost and expense.
1.23    Trade Names. At the request of Beneficiary, Grantor shall execute a certificate in form satisfactory to Beneficiary listing the trade names or fictitious business names under which Grantor intends to operate the Trust Estate or any business located thereon and representing and warranting that Grantor does business under no other trade names or fictitious business names with respect to the Trust Estate. Grantor shall immediately notify Beneficiary in writing of any change in said trade names or fictitious business names, and will, upon request of Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.
1.24    Leasehold. If a leasehold estate constitutes a portion of the Trust Estate, Grantor agrees not to amend, change, terminate or modify such leasehold estate or any interest therein without the prior written consent of Beneficiary. Consent to one amendment, change, agreement or modification will not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Grantor shall perform all obligations and agreements under said leasehold and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold. Grantor agrees to promptly notify Beneficiary in writing with respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Grantor with respect to any such default or alleged default. Beneficiary has the option to cure any such default and to perform any or all of Grantor's obligations thereunder. All sums expended by Beneficiary or Lenders in curing any such default will be secured hereby and will be immediately due and payable without demand or notice and will bear interest from date of expenditure at the Default Rate.

-15-	Deed of Trust (Willow Oaks)

ARTICLE II
ASSIGNMENT OF RENTS AND LEASES
2.1    Assignment. Grantor does hereby absolutely, unconditionally and irrevocably grant, convey, assign, transfer and set over unto Beneficiary the following, as security for the payment and performance of the obligations secured by this Deed of Trust:
(a)all rights, title, interests, estates, powers, privileges, options and other benefits of Grantor in, to and under any and all leases, subleases, licenses, concessions, tenancies and any other agreements creating the right of possession without a transfer of title, whether oral or written, and whether now or hereafter existing, which cover or affect all or any portion of the Premises, together with all renewals, extensions, modifications, amendments, guaranties, subleases and assignments thereof (herein collectively referred to as the "Leases"); and
(b)all of the rents, income, receipts, revenues, issues, profits and other sums of money (hereinafter collectively called the "Rents") that are now and/or at any time hereafter become due and payable to Grantor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Premises or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security deposits, advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Premises and all of Grantor's rights to recover monetary amounts from any lessee in bankruptcy, conservatorship, receivership or similar proceeding including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, disaffirmances, repudiations, and similar actions, under the Federal Bankruptcy Code, the Federal Deposit Insurance Act and other statutes governing the rights of creditors, including specifically the immediate and continuing right to collect and receive each and all of the foregoing.
2.2    Grantor hereby represents and warrants unto Beneficiary and Lenders that: (i) Grantor is the sole owner of the entire lessor's interest in the Leases and has good title and good right to assign the Leases and Rents hereby assigned and no other person or entity has any right, title or interest therein; (ii) Grantor has duly and punctually performed all of the terms, covenants, conditions and warranties of the Leases that were to be kept, observed and performed by it to date; (iii) Grantor has not at any time prior to the date hereof exercised any right to subordinate any Lease to any deed of trust or mortgage or any other encumbrance of any kind; (iv) Grantor has not executed any prior assignments of the Leases or the Rents; (v) except as disclosed to Beneficiary in writing (and approved or deemed approved by Beneficiary) no Rents owing under any existing Lease for any period subsequent to the date hereof (other than the first month's rent or the current month's rent) has been collected in advance; (vi) Grantor has not performed any act or executed any other instrument which might prevent Beneficiary from enjoying and exercising any of its rights and privileges evidenced hereby; and (vii) except as disclosed to Beneficiary in writing, each of the existing Leases are valid and subsisting and in full force and effect and unmodified, there exists no defense, counterclaim or set-off to the payment of the Rents thereunder, there are no defaults now existing thereunder and no event has

-16-	Deed of Trust (Willow Oaks)

occurred which with the passage of time or the giving of notice, or both, would constitute such a default.
2.3    Grantor agrees that, so long as the indebtedness evidenced by the Notes or any part thereof or any other indebtedness secured by this Deed of Trust shall remain unpaid, Grantor shall not (and any such actions taken by Grantor in violation of the following provisions shall be null and void), unless Beneficiary consents thereto in advance in writing in Beneficiary's sole discretion: (i)  to the extent the same is prohibited under the terms of the Loan Agreement enter into any Lease covering any portion of the Premises, nor renew or extend the term of any Lease (unless an option therefor was originally reserved by the lessee in the Lease), or relocate or expand the floor space of any lessee under a Lease within the Premises (unless an option therefor was originally reserved by the lessee in the Lease); (ii) make any assignment, pledge or disposition of the Leases or the Rents; (iii) subordinate any of the Leases to any deed of trust or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (iv) to the extent the same is prohibited under the terms of the Loan Agreement reduce the Rents payable under any of the Leases, nor modify, alter or amend any of the Leases or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any lessee under any Lease of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such lessee, including the obligation to pay the Rents thereunder in the manner and at the place and time specified therein; (v) incur any indebtedness to a lessee under or guarantor of any Lease which may under any circumstance be used as an offset against the Rents or other payments due under said Lease; (vi) to the extent the same is prohibited under the terms of the Loan Agreement exercise any option required or permitted by the terms of any of the Leases without the prior written consent of Beneficiary; (vii) receive or collect any Rents from any present or future lessee of the Premises or any part thereof for a period of more than one month in advance of the date on which such payment is due; (ix) to the extent the same is prohibited under the terms of the Loan Agreement cancel or terminate any of the Leases, accept a surrender thereof, commence an action of ejectment or any summary proceedings for dispossession of a lessee under any of the Leases, or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of any lessee thereunder; (x) to the extent the same is prohibited under the terms of the Loan Agreement consent to an assignment or sublease of the interest and estate of any lessee under any of the Leases, whether or not in accordance with its terms; or (xi) modify or change the terms of any guaranty of any of the Leases or cancel or terminate such guaranty.
2.4    Grantor covenants with Beneficiary, for so long as the indebtedness evidenced by the Notes or any part thereof or any other indebtedness secured by this Deed of Trust or the other Deeds of Trust shall remain unpaid, that Grantor shall: (i) observe and perform duly and punctually all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to impair the value thereof; (ii) enforce the performance of each and every term, provision, covenant, agreement and condition in Leases to be performed by any lessee thereunder; (iii) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases, or the obligations, liabilities or duties of Grantor or any lessee under the Leases and, upon request by Beneficiary, to make appearance in the name and on behalf of Beneficiary, but at the expense of Grantor; (iv) exercise any option

-17-	Deed of Trust (Willow Oaks)

or election contained in or relating to any of the Leases which Beneficiary shall require; (v) upon written request by Beneficiary, deliver to Beneficiary executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Premises; (vi) deliver to Beneficiary, promptly upon request by Beneficiary, duly executed tenant estoppel certificates with respect to Leases designated by Beneficiary to the extent the same is required under the terms of the Loan Agreement; (vii) if an Event of Default occurs and the Loan has been accelerated, deliver to Beneficiary, promptly upon request by Beneficiary, all security deposits held by Grantor pursuant to the terms of the Leases, which Beneficiary shall hold and disburse in accordance with the terms of the Leases; (viii) execute and deliver at the request of Beneficiary all such further assignments and other documents, instruments and assurances with respect to the Leases, Rents and Premises as Beneficiary shall from time to time require in order to effectuate the purposes of this Article; and (ix) if an Event of Default occurs, promptly upon request by Beneficiary, deliver other records and instruments, including but not limited to rent rolls and books of account, that Beneficiary shall from time to time require.
2.5    This is a present, absolute, effective, irrevocable and completed assignment by Grantor to Beneficiary of the Leases and Rents and of the right to collect and apply the same, which is not contingent upon Beneficiary being in possession of the Premises. However, so long as there exists no Event of Default, Grantor shall have a conditional license to collect, but not more than one (1) month in advance, all Rents from the Premises, in trust for Beneficiary, and to use the same for payment of Impositions, insurance premiums which Grantor is required to pay hereunder or under the other Loan Documents, all amounts owing to Beneficiary or Lenders under the Notes and the other Loan Documents, and all other costs and expenses relating to the Premises which Grantor is required to pay under the Loan Documents, as and when due, before using said Rents for any other purpose.
2.6    Upon or at any time after and during the continuance of an Event of Default, or if any representation or warranty made by Grantor to Beneficiary in connection with the loan evidenced by the Notes is untrue in any material respect, Beneficiary may, at its option, but without obligation to do so, without notice to or consent of Grantor, either in person or by agent, without regard for the adequacy of the security for the indebtedness secured hereby, the commission of waste or the solvency of Grantor, with or without bringing any action or proceeding, or by a receiver or trustee to be appointed by a court, enter upon, take possession of, maintain, manage and operate the Premises, make, execute, enforce, modify, alter, cancel and accept the surrender of Leases (whether or not the same extend beyond the term of this Deed of Trust), obtain or evict tenants, fix or modify Rents, refund and collect security deposits, and do any acts which Beneficiary deems proper to protect the security hereof, and during the continuance of an Event of Default, either with or without taking possession of the Premises, in its own name or in the name of Grantor, sue for or otherwise demand, collect, receive, and give receipts for all Rents, and apply the same upon the costs of collection thereof, including the fees and costs of agents and attorneys employed by Beneficiary; upon the costs of managing, operating and leasing the Premises, including taxes, insurance, maintenance, repairs, improvements, the fees of professional managing agents, architects, engineers and appraisers, license and permit fees, leasing fees and commissions, and Beneficiary's out-of-pocket expenses; and upon any indebtedness secured hereby, in such order as Beneficiary may determine, subject to applicable statutory requirements, if any. Beneficiary or such a receiver shall be entitled to

-18-	Deed of Trust (Willow Oaks)

remain in possession of the Premises and to collect the Rents throughout any statutory period of redemption from a foreclosure sale. The entering upon and taking possession of the Premises, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default, or invalidate any act done pursuant to such Event of Default or notice of default. Beneficiary may, without entering into possession or pursuing any other remedy as provided in this section or at law or in equity, or in conjunction with such possession or pursuit of other remedy, give notice to any or all lessees authorizing and directing said lessees to pay Rents directly to Beneficiary. If a lessee receives such a notice, Grantor hereby directs such lessee to make payment pursuant thereto, and it shall be conclusively presumed, as between Grantor and such lessee, that such lessee is obligated and entitled to make such payment to Beneficiary, and that such payment constitutes payment of Rents under the Lease in question. Such notice may be given either in Beneficiary's or in Grantor's name. Grantor shall in every way facilitate the payment of Rents to Beneficiary, when Beneficiary has the right to receive the same hereunder. Beneficiary shall be accountable only for Rents actually collected hereunder and not for the rental value of the Premises. Beneficiary shall not be liable for any security deposit made by any lessee unless and until Beneficiary comes into actual, physical possession and control thereof. Failure of Beneficiary to collect, or discontinuance by Beneficiary from collecting, at any time, and from time to time, any Rents, shall not in any manner affect the rights of Beneficiary to thereafter collect the same.
2.7    During the existence of an Event of Default, Beneficiary shall have the right to take possession of and use, without rental or charge, any fixtures, equipment, furniture, appliances, personal property, books of account and records of Grantor or its agents located in or constituting a part of the Premises in connection with Beneficiary's occupancy, management and operation of the Premises. Beneficiary shall be deemed to be the creditor of any lessee in respect of any assignment for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor‑relief proceeding affecting such lessee; provided, however, that Beneficiary shall not be obligated to file timely claims in such proceedings or to otherwise pursue any creditor's rights therein.
2.8    Grantor shall, at Grantor's sole cost and expense, appear in and defend any dispute, action or proceeding arising under, growing out of or in any manner connected with or affecting any of the Leases or the obligations, duties or liabilities of Grantor or any lessee thereunder, and shall pay all costs and expenses of Beneficiary, including attorneys' fees (prior to trial, at trial and on appeal), in connection with any such dispute, action or proceeding in which Beneficiary may appear or with respect to which it may otherwise incur costs or expenses, whether or not Beneficiary prevails therein.
2.9    Should Grantor fail to make any payment or to do any act as herein provided, then Beneficiary may, but without obligation to do so, without notice or demand to or upon Grantor, and without releasing Grantor from any obligation hereof, make or do the same in such manner and to such extent as Beneficiary may deem necessary or desirable to protect the security hereof, including specifically, without limiting its general powers, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary, and observing, performing and discharging all or any of the obligations, covenants and agreements of Grantor in the Leases, provided Beneficiary shall give Grantor one Business Day prior written notice of same. In exercising any such powers, Beneficiary may pay

-19-	Deed of Trust (Willow Oaks)

its costs and expenses, employ counsel and incur and pay attorneys' fees (prior to trial, at trial and on appeal), and shall receive reimbursement thereof from Grantor upon demand. Grantor hereby grants to Beneficiary an irrevocable power of attorney, coupled with an interest, to perform all of the acts and things provided for in this Article as Grantor's agent and in Grantor's name.
2.10    Grantor agrees to reimburse Beneficiary and Lenders, upon demand, for all sums expended by Beneficiary and Lenders under the authority hereof, together with interest thereon at the Default Rate specified in the Loan Agreement from the date expended, and the same shall be added to the indebtedness evidenced by the Notes and shall be secured by this Deed of Trust.
2.11    BENEFICIARY SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM BENEFICIARY'S FAILURE TO LET THE PREMISES, OR ANY PART THEREOF, OR FROM ANY OTHER ACT OR OMISSION OF BENEFICIARY UNDER OR RELATING TO THE LEASES (REGARDLESS OF WHETHER SUCH LOSS IS THE RESULT OF BENEFICIARY'S NEGLIGENCE) UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY, NOR SHALL BENEFICIARY BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES BY REASON OF THIS INSTRUMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. Beneficiary shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of, Rents under the Leases, but shall be accountable only for Rents that Beneficiary actually receives. Grantor will indemnify and hold harmless Beneficiary (for purposes of this paragraph, the term "Beneficiary" shall include the directors, officers, partners, employees and agents of Beneficiary and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary) from and against, and reimburse Beneficiary for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred under the Leases by reason of this instrument or the exercise of rights or remedies hereunder, or which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, including specifically any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any lessee under any Lease and not assigned and delivered to Beneficiary. THE RELEASES AND INDEMNITIES CONTAINED IN THIS PARAGRAPH SHALL INCLUDE CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) RESULTING FROM THE NEGLIGENCE OF BENEFICIARY OR ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY. The foregoing releases and indemnities shall not terminate upon release or other termination of the assignment pursuant to this paragraph. Any amount to be paid under this paragraph by Grantor to Beneficiary shall be a demand obligation owing by Grantor to Beneficiary, shall bear interest from the date such amount becomes due until paid at the Default Rate stated in the Notes, and shall be secured by this Deed of Trust and by any other instrument securing the Notes. The assignment pursuant to this paragraph shall not operate to place responsibility upon Beneficiary

-20-	Deed of Trust (Willow Oaks)

for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Premises by the tenants or by any other parties or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Beneficiary shall not be deemed to be a partner of, or a joint venturer with, Grantor with respect to the Premises or to be a participant of any kind in the management or operation of the Premises. Neither this assignment, nor the exercise by Beneficiary of its rights hereunder, shall be deemed to constitute Beneficiary a mortgagee in possession of the Premises, unless Beneficiary elects in writing to be so constituted.
2.12    The assignment pursuant to this Article is primary in nature to the obligation evidenced and secured by the Notes, this Deed of Trust and any other document given to secure and collateralize the indebtedness secured by this Deed of Trust. Grantor agrees that Beneficiary may enforce this assignment without first resorting to or exhausting any other security or collateral; provided however, that nothing herein contained shall prevent Beneficiary from suing on the Notes, foreclosing this Deed of Trust and/or exercising any other right under any document securing the payment of the Notes or at law or equity.
2.13    In the event any lessee under the Leases relating to a Lease for more than 50,000 square feet should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any of the Leases assigned hereby, Grantor covenants and agrees that if any Lease is so rejected, no settlement for damages shall be made without the prior written consent of Beneficiary (which shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given if Beneficiary does not notify Grantor of its decision within five (5) Business Days after Grantor's request for such consent), and any check in payment of damages for rejection of any such Lease will be made payable to both Grantor and Beneficiary. Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon the request of Beneficiary, it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to the Notes and other indebtedness secured by this Deed of Trust, principal, interest, attorneys' and collection fees and other amounts, in such order as Beneficiary in its sole discretion may determine.
2.14    Nothing contained herein and no act done or omitted by Beneficiary pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Beneficiary or Lenders of their rights and remedies under the Notes or a waiver or curing of any default hereunder or under the Notes, and the assignment pursuant to this Article is made and accepted without prejudice to any of the rights and remedies possessed by Beneficiary or Lenders under the terms of the Notes. The right of Beneficiary to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Beneficiary either prior to, simultaneously with, or subsequent to any action taken by it hereunder.
2.15    Notwithstanding (a) the fact that any Lease or the leasehold estate created thereby may be held, directly or indirectly, by or for the account of any person or entity which shall have an interest in the fee estate of the Premises, (b) the operation of law or (c) any other

-21-	Deed of Trust (Willow Oaks)

event, lessee's leasehold estate under such Lease shall not merge into the fee estate and the lessee shall remain obligated under such lease as assigned by this assignment.
2.16    Grantor and Beneficiary hereby confirm, agree and intend that the provisions of this Article 2 of this Deed of Trust comply with Section 55‑220.1 of the Code of Virginia (1950), as amended and now enacted.
ARTICLE III
REMEDIES UPON DEFAULT
3.1    Events of Default. Upon written notice to Grantor, any of the following events will constitute an Event of Default hereunder (an "Event of Default"):
(a)default in the payment of principal or interest as provided under the terms of the Notes or the Loan Agreement, which is not cured within any applicable notice and cure period, if any, provided in the Notes or the Loan Agreement with respect to such default; or
(b)a breach by Grantor of any representation, warranty or covenant in this Deed of Trust which is not cured within any applicable notice and cure period, if any, provided in the Loan Agreement with respect to such breach;
(c)a default occurs under any of the other Deeds of Trust and is not cured within any applicable notice and cure period provided for therein or in the Loan Agreement; or
(d)the occurrence of any Event of Default as defined in the other Loan Documents.
3.2    Acceleration Upon Default, Additional Remedies. Upon the occurrence of an Event of Default, Beneficiary may, at its option, declare all indebtedness secured hereby to be immediately due and payable without presentment, demand, protest or notice of any kind. Thereafter Beneficiary may to the maximum extent permitted by applicable law:
(a)Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees, upon any indebtedness secured hereby, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents, and the application thereof as aforesaid, will not cure or waive any default or notice of default

-22-	Deed of Trust (Willow Oaks)

hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale;
(b)Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;
(c)Instruct Trustee to cause Grantor's interest in the Trust Estate to be sold in accordance with applicable law; or
(d)Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or by law.
3.3    Foreclosure. Upon the occurrence of an Event of Default, Trustee, Trustee's successor or substitute, is authorized and empowered and it shall be Trustee's special duty at the request of Beneficiary to sell the Premises or any part thereof situated in the Commonwealth of Virginia at the courthouse of any county in the Commonwealth of Virginia in which any part of the Premises is situated, at public venue to the highest bidder for cash between the hours of 10 o'clock a.m. and 4 o'clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the Commonwealth of Virginia then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Premises shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Premises shall be sold; and, if the proceeds of such sale of less than the whole of the Premises shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Premises just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Premises but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Premises. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or Trustee's substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Premises has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and

-23-	Deed of Trust (Willow Oaks)

Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any default, or as to Beneficiary or Lenders having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, Trustee's successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, Trustee's successor or substitute.
3.4    Judicial Foreclosure. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Trust Estate in any manner permitted by the laws of the Commonwealth of Virginia or of any other state in which any part of the Trust Estate is situated, and any foreclosure suit may be brought by Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by Trustee, or Trustee's substitute or successor, Beneficiary may at any time before the sale of the Trust Estate direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, Trustee's substitute or successor to sell the Trust Estate in accordance with the provisions of this Deed of Trust.
3.5    Receiver. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of an Event of Default, Beneficiary and Lenders shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Trust Estate in accordance with applicable law, whether such receivership be incident to a proposed sale of such property or otherwise, and without regard to the value of the Trust Estate or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Beneficiary or Lenders, but nothing herein is to be construed to deprive Beneficiary or Lenders of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary or Lenders to receive payment of the rents and income pursuant to Section 2.1 hereof. Any money advanced by Beneficiary and Lenders in connection with any such receivership shall be a demand obligation owing by Grantor to Beneficiary and Lenders and shall bear interest from the date of making such advancement by Lenders until paid at the Default Rate and shall be a part of the secured indebtedness and shall be secured by this Deed of Trust and by any other instrument securing the secured indebtedness.

-24-	Deed of Trust (Willow Oaks)

3.6    Proceeds of Sale. To the extent permitted by applicable law, the proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:
FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to Trustee acting under the provisions of Section 3.3 if foreclosed by power of sale as provided in said Section;
SECOND, to the payment in full of the secured indebtedness (including specifically without limitation the principal, interest and attorney's fees due and unpaid on the Note, any Swap Contracts and the amounts due and unpaid and owed to Beneficiary and Lenders under this Deed of Trust and the other Loan Documents) in such order as Beneficiary may elect; and
THIRD, the remainder, if any there shall be, shall be paid to Grantor or to such other party or parties as may be entitled thereto by law.
3.7    Beneficiary as Purchaser. Beneficiary and Lenders shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such lender, or if such lender holds less than all of such indebtedness the pro rata part thereof owing to such lender, accounting to all other lenders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding lender or lenders.
3.8    Remedies Not Exclusive. Trustee and Beneficiary, and each of them, are entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, will prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, is entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

-25-	Deed of Trust (Willow Oaks)

3.9    Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Trust Estate by, through or under Grantor are occupying or using the Trust Estate, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale. Subject to the terms of any applicable non-disturbance and/or attornment agreement between Beneficiary and any tenant(s) of the Trust Estate, such tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any party thereof, is situated.
3.10    Tender After Acceleration. If, following the occurrence of an Event of Default and the acceleration of the secured indebtedness but prior to the foreclosure of this Deed of Trust against the Trust Estate, Grantor shall tender to Beneficiary payment of an amount sufficient to pay the entire secured indebtedness, such tender shall be deemed to be a voluntary prepayment under the Note and, consequently, Grantor shall also pay to Beneficiary any charge or premium required under the Note to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Deed of Trust or the Note, the applicable charge or premium shall be the maximum prepayment penalty provided for in the Note; provided, however, that in no event shall any amount payable under this paragraph, when added to the interest otherwise payable on the Note and the other secured indebtedness, exceed the maximum interest permitted under applicable law.
3.11    Deficiency. In the event an interest in any of the Trust Estate is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows:
To the extent permitted by applicable law, Grantor agrees that Beneficiary and Lenders shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Trust Estate was sold pursuant to judicial or nonjudicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of any applicable law which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Trust Estate as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Trust Estate for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought.
Alternatively, in the event the waiver provided for above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Trust Estate as of the date of the foreclosure sale in proceedings governed by any applicable law: (i) the Trust Estate shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the

-26-	Deed of Trust (Willow Oaks)

Trust Estate will be repaired or improved in any manner before a resale of the Trust Estate after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Trust Estate for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Trust Estate, including, without limitation, brokerage commissions, title insurance, a survey of the Trust Estate, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Trust Estate shall be further discounted to account for any estimated holding costs associated with maintaining the Trust Estate pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Trust Estate must be given by persons having at least five (5) years experience in appraising property similar to the Trust Estate and who have conducted and prepared a complete written appraisal of the Trust Estate taking into consideration the factors set forth above.
3.12    In addition to all other rights and remedies provided herein, any sale of the Trust Estate shall be made in accordance with the provisions of Sections 55-59.1, 55-59.2, 55-59.3, 55-59.4 and 55-63 of the Code of Virginia (1950), as amended and now enacted, or other applicable general local laws of the Commonwealth of Virginia or judicial rules or procedures relating to the foreclosure of deeds of trust.
The following provisions of Sections 55‑59 et. seq. and 55‑60 of the Code of Virginia (1950) are hereby incorporated herein by the short-term references below:
EXEMPTIONS WAIVED
SUBJECT TO CALL UPON DEFAULT
RENEWAL, EXTENSION OR REINSTATEMENT PERMITTED
ADVERTISEMENT REQUIRED ONCE A WEEK FOR TWO CONSECUTIVE WEEKS IN A NEWSPAPER PUBLISHED OR HAVING GENERAL CIRCULATION IN THE COUNTY OF FAIRFAX, VIRGINIA
SUBSTITUTION OF TRUSTEE PERMITTED
ANY TRUSTEE MAY ACT
ARTICLE IV
SECURITY AGREEMENT
4.1    Creation of Security Interest. Grantor hereby grants to Beneficiary a security interest in and to all the Personal Property to secure Grantor's obligations hereunder and under the other Loan Documents.

-27-	Deed of Trust (Willow Oaks)

4.2    Representations, Warranties and Covenants of Grantor. Grantor hereby represents, warrants and covenants (which representations, warranties and covenants will survive creation of any indebtedness of Grantor to Beneficiary or Lenders and any extension of credit thereunder) as follows:
(a)The Personal Property is not used or bought for personal, family or household purposes.
(b)The tangible portion of the Personal Property will be kept on or at the Premises; and Grantor shall not, without the prior written consent of Beneficiary, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which will be promptly replaced by Grantor with similar items of comparable value.
(c)At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of Virginia as in effect in the Commonwealth of Virginia ("Uniform Commercial Code"), in form satisfactory to Beneficiary and shall pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.
(d)Grantor does not do business under any trade name except as previously disclosed in writing to Beneficiary. Grantor shall immediately notify Beneficiary in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name and shall, upon request of Beneficiary, execute any additional financing statements or other certificates necessary to reflect the adoption or change in trade name or fictitious business name.
(e)Grantor shall immediately notify Beneficiary of any claim against the Personal Property adverse to the interest of Beneficiary therein.
4.3    Use of Personal Property by Grantor. Until the occurrence and during the continuance of an Event of Default, Grantor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.
4.4    Remedies Upon an Event of Default.
(a)In addition to the remedies provided in Section 3.2, upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at its option, do any one or more of the following to the extent permitted by applicable law:
(i)Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Grantor and all others claiming under Grantor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Grantor with respect to the Personal Property or any part thereof. In the event

-28-	Deed of Trust (Willow Oaks)

Beneficiary demands or attempts to take possession of the Personal Property in the exercise of any rights under this Deed of Trust, Grantor agrees to promptly turn over and deliver possession thereof to Beneficiary;
(ii)Without notice to or demand upon Grantor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any lien or encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorneys' fees) incurred in connection therewith;
(iii)Require Grantor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and promptly deliver such Personal Property to Beneficiary or an agent or representative designated by Beneficiary. Beneficiary and its agents and representatives have the right to enter upon any or all of Grantor's premises and property to exercise Beneficiary's rights hereunder;
(iv)Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, by any other Loan Document or by law, either concurrently or in such order as Beneficiary may determine. Without limiting the generality of the foregoing, Beneficiary may proceed, in any sequence, (i) to exercise its rights under Section 3.2 and Section 3.3 with respect to all or any portion of the Trust Estate and all or any portion of the Personal Property, (ii) to exercise its rights under this Section 4.4 with respect to all or any portion of the Personal Property, and (iii) to exercise its rights under the provisions of Section 9604 of the Uniform Commercial Code;
(v)Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property and the remainder of the Trust Estate;
(vi)Sell, lease or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine. Beneficiary or any Lender may be a purchaser at any sale; and
(vii)Exercise any remedies of a secured party under the Uniform Commercial Code or any other applicable law.
(b)Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Grantor at least five (5) days' prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Grantor at the address set forth in Section 5.5.

-29-	Deed of Trust (Willow Oaks)

(c)Subject to the terms of Sections 1.14 and 8.5(b) of the Loan Agreement and applicable law, the proceeds of any sale under Section 4.4(a) will be applied as follows:
(i)To the repayment of the reasonable costs and expenses of taking, holding and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys' fees) and the discharge of all Impositions, liens and encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or liens and encumbrances subject to which such sale has been made);
(ii)To the payment of all indebtedness and obligations owing to Beneficiary or Lenders under the Notes and other Loan Documents, all Swap Contracts and all other obligations that are secured by this Deed of Trust, in such order as Beneficiary determines; and
(iii)The surplus, if any, will be paid to Grantor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
(d)Beneficiary has the right to enforce one or more remedies under this Section 4.4 successively or concurrently; and such action will not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the provisions hereof will not operate to release Grantor until full payment of any deficiency has been made in cash.
4.5    Security Agreement. This Deed of Trust constitutes and is deemed to be a "security agreement" for all purposes of the Uniform Commercial Code; and Beneficiary is entitled to all the rights and remedies of a "secured party" under the Uniform Commercial Code.
4.6    Financing Statement and Fixture Filing. This Deed of Trust is intended to be and constitutes a fixture filing pursuant to the provisions of the Uniform Commercial Code with respect to all fixtures included within the Trust Estate and is being recorded as a fixture financing statement and filing under the Uniform Commercial Code, and covers property, goods and equipment which are or are to become fixtures related to the Premises. Grantor covenants and agrees that this Deed of Trust is to be filed in the real estate records of the county where the Premises is located and shall also operate from the date of such filing as a fixture filing in accordance with Subsections 9‑502(b) and (c) and other applicable provisions of the Uniform Commercial Code. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to the Uniform Commercial Code, as amended, and is to be filed for record in the real estate records of the county where the Premises is situated. Grantor shall be deemed to be the "debtor" and Beneficiary shall be deemed to be the "secured party" for all purposes under the Uniform Commercial Code. The full name of Grantor and Grantor's type of organization, and the full name of Beneficiary and Beneficiary's type of organization, are set forth on the signature page of this Deed of Trust. The

-30-	Deed of Trust (Willow Oaks)

mailing address of Grantor and Beneficiary are set forth in Section 5.5 (Notices) below. Grantor is the record owner of the Premises. Grantor grants to Beneficiary a security interest in all existing and future goods which are now or in the future become fixtures relating to the Premises and the proceeds thereof, including, without limitation, the goods and proceeds thereof described in Exhibit B. Grantor hereby authorizes Beneficiary or Trustee to file any financing statement or financing statement amendment covering the Personal Property or relating to the security interested created herein without the signature of Grantor, as debtor. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Beneficiary may require. Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon the occurrence and during the continuance of an Event of Default, Beneficiary will have the remedies of a secured party under the Uniform Commercial Code and, at Beneficiary's option, may also invoke the other remedies provided in this Deed of Trust.
ARTICLE V
MISCELLANEOUS
5.5    Amendments. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.
5.2    Grantor Waiver of Rights. Grantor waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, and (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of intent to accelerate, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created (provided Grantor is not waiving notice and cure rights expressly provided for in the Loan Documents). Without limiting the generality of the foregoing, Grantor waives, to the extent permitted by law, all rights to direct the order in which any of the Trust Estate will be sold in the event of any sale or sales pursuant hereto and to have any of the Trust Estate or any other property now or hereafter constituting security for the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of such indebtedness.
5.3    Statements by Grantor. Grantor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid principal of and interest on the Notes and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest.
5.4    Loan Statement Fees. Grantor shall pay the amount demanded by Beneficiary or its authorized loan servicing agent for any statement regarding the obligations secured hereby; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

-31-	Deed of Trust (Willow Oaks)

5.5    Notices. All notices, requests and demands to be made hereunder to the parties hereto must be in writing and must be delivered to the applicable address stated below by any of the following means: (a) personal service; (b) by a nationally recognized air courier service, (c) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by a nationally recognized air courier service or by registered or certified, first class mail, return receipt requested); or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (c) hereof will be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (d) will be deemed received three (3) days following deposit in the mail.

To Beneficiary:	U.S. Bank National Association 4100 Newport Place, Suite 900 Newport Beach, California 92660 Attention: Loan Administration Telephone: 949-863-2376 Facsimile: 949-252-1759

If to Grantor:	KBSII WILLOW OAKS, LLC c/o KBS Capital Advisors LLC 1909 K Street NW, Suite 340 Washington, DC 2006 Attention: Robin Burke, Senior Vice President, Asset Manager

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Todd Smith, VP Controller, Corporate

With a copy to:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq.

To Trustee:	Lawyers Title Realty Services, Inc. c/o Commonwealth Land Title Insurance Company 1015 15th Street, N.W., Suite 300, Washington, D.C. 20005

-32-	Deed of Trust (Willow Oaks)

5.6    Intentionally Omitted.
5.7    Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.
5.8    Invalidity of Certain Provisions. Every provision of this Deed of Trust is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if such lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially unsecured portion of the debt must be completely paid prior to the payment of the remaining secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, will be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.
5.9    Subrogation. To the extent that proceeds of the Notes are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Grantor's request and Beneficiary will be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.
5.10    Attorneys' Fees. If the Notes are not paid when due or if any Event of Default occurs, Grantor promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.
5.11    GOVERNING LAW. THIS DEED OF TRUST IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA.
5.12    Joint and Several Obligations. Should this Deed of Trust be signed by more than one party, all obligations herein contained will be deemed to be the joint and several obligations of each party executing this Deed of Trust. Any married person signing this Deed of Trust agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations contained herein. Section 7.19 of the Loan Agreement (the joint borrower provisions) is by this reference incorporated herein in its entirety.
5.13    Interpretation. In this Deed of Trust the singular includes the plural and the masculine includes the feminine and neuter and vice versa, if the context so requires.
5.14    Intentionally Omitted.
5.15    Release. Upon the payment in full of the Notes and all other sums secured hereby and performance and discharge in full of all obligations under the Loan Documents (including all amounts owing by, and all other obligations of, Grantor under any Swap Transactions or Swap Contracts), Beneficiary shall release the Premises and surrender this

-33-	Deed of Trust (Willow Oaks)

Deed of Trust and the Notes, as appropriate, to the Grantor; provided Grantor shall pay all costs of the preparation and recordation of the release of the liens, as applicable. Notwithstanding the foregoing or anything else contained in the Loan Documents which may be construed to the contrary, prior to any full release or full reconveyance of the Deed of Trust, all Swap Contracts shall have been terminated, and any and all settlement payments and other payments, fees and costs owing by Grantor with respect to such Swap Contracts shall be paid prior to any such release or reconveyance. Beneficiary's rights under this Section 5.15 shall be in addition to any and all other rights of Beneficiary or any Swap Counterparty under the Swap Contracts and applicable law.
5.16    Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.
5.17    Debtor-Creditor Relationship. Nothing contained herein or in any Loan Document will be deemed to create or construed to create a partnership, joint venture or any relationship other than that of debtor-creditor. Grantor and Beneficiary expressly disclaim any intent to create a partnership or joint venture pursuant to this Deed of Trust, any other Loan Document, or any other document related hereto or thereto.
5.18    Nonforeign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Beneficiary that the withholding of tax will not be required in the event of the disposition of the Trust Estate pursuant to the terms of this Deed of Trust, Grantor hereby certifies, under penalty of perjury, that:
(a)Grantor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and
(b)Grantor is duly qualified to do business in California and Virginia.
It is understood that Beneficiary may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Grantor covenants and agrees to execute such further certificates, which must be signed under penalty of perjury, as Beneficiary reasonably requires. The covenant set forth herein will survive the foreclosure of the lien of this Deed of Trust or acceptance of a deed in lieu thereof.
5.19    Liability and Indemnification of Trustee. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action

-34-	Deed of Trust (Willow Oaks)

taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. GRANTOR WILL REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND SAVE TRUSTEE HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE'S DUTIES HEREUNDER (INCLUDING ANY LIABILITY AND EXPENSES RESULTING FROM TRUSTEE'S OWN NEGLIGENCE). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.
5.20    Intentionally Deleted.
5.21    Interest Rate Limitation. It is the intent of Beneficiary and Grantor in the execution of this Deed of Trust to contract in strict compliance with applicable usury law. In furtherance thereof, Beneficiary and Grantor stipulate and agree that none of the terms and provisions contained herein or in any of the other Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Grantor nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the obligations secured hereby shall ever be obligated or required to pay interest on such obligations at a rate or in an amount in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Deed of Trust and the other Loan Documents which may be in apparent conflict herewith. Beneficiary and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by the Note exceeds the amount of interest that would have accrued at the applicable maximum lawful rate, Beneficiary (on behalf of Lenders) shall, at its option, either refund to Grantor the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Beneficiary or Lenders shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note or other obligations secured hereby to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of interest at the lawful rate shall, upon such determination, at the option of Beneficiary, be either immediately returned to Grantor or credited against the principal balance of the Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Deed of Trust, Grantor acknowledges that it believes the obligations secured hereby to be non usurious and agrees that if, at any time, Grantor should have reason to believe that such obligations are in fact usurious, it will give Beneficiary notice of such condition and Grantor agrees that Beneficiary (on behalf of Lenders) shall have ninety (90) days in which to make appropriate refund or other adjustment in

-35-	Deed of Trust (Willow Oaks)

order to correct such condition if in fact such exists. The term "applicable law" as used in this Deed of Trust shall mean the laws of the Commonwealth of Virginia or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.
5.22    Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranty, Beneficiary and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Grantor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Grantor (except for the Guarantor as provided in the Guaranty, but including KBSII REIT ACQUISITION I, LLC, KBSII REIT ACQUISITION XXV, LLC, KBSII REIT ACQUISITION V, LLC, KBS LIMITED PARTNERSHIP II or KBS REAL ESTATE INVESTMENT TRUST II, INC.) with respect to the obligations of Grantor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Grantor's liability or obligations under the Loan Documents, Guarantor's liability or obligations under the Guaranty or Beneficiary's right to exercise any rights or remedies against any collateral securing the Loan.
[Signatures(s) to Follow]

-36-	Deed of Trust (Willow Oaks)

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the day and year first above written.

"GRANTOR"

KBSII WILLOW OAKS, LLC,
a Delaware limited liability company,

By:	KBSII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.

STATE OF CALIFORNIA	)
)

COUNTY OF Orange	)

On February 27, 2013, before me, K. Godin, a Notary Public, personally appeared Charles J. Schreiber, Jr. who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature /s/ K. Godin

S-1	Deed of Trust (Willow Oaks)

EXHIBIT A
LEGAL DESCRIPTION

All of that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia, and being more particularly described as follows:
TRACT I:
All of Parcel E-2-1, WILLOW OAKS CORPORATE CENTER, and containing 4.19681 acres, more or less, as the same is more particularly shown on plat attached to Deed of Resubdivision of Parcel E-2, Providence Park, recorded in Deed book 7085 at page 884, among the land records of Fairfax County, Virginia.
TOGETHER WITH AND SUBJECT TO easements for vehicular and pedestrian passage as shown on the Deed of Resubdivision as recorded in Deed Book 7085 at page 884, among the aforesaid land records and as more particularly set forth in that certain Roadway Easement Agreement as recorded in Deed Book 7108 at page 375, among the aforesaid land records.
TRACT II:
All of Parcel E-4, WILLOW OAKS CORPORATE CENTER, and containing 4.05294 acres (erroneously referenced in the Deed recorded in Deed Book 18135, at page 539 as 4.06294 acres), more or less, as the same is more particularly shown on plat attached to Deed of Resubdivision of Parcel E-2, Providence Park, recorded in Deed Book 7085 at page 884, among the land records of Fairfax County, Virginia.
TOGETHER WITH AND SUBJECT TO easements for vehicular and pedestrian passage as shown on the Deed of Resubdivision as recorded in Deed Book 7085 at page 884, among the aforesaid land records and as more particularly set forth in that certain Roadway Easement Agreement as recorded in Deed Book 7108 at page 375, among the aforesaid land records.
TRACT III:
All of Parcel E-3, WILLOW OAKS CORPORATE CENTER, as more particularly shown on plat attached to Deed of Resubdivision of Parcel E-2, Providence Park, recorded in Deed Book 7085 at page 884, among the land records of Fairfax County, Virginia.
TOGEHTER WITH AND SUBJECT TO easements for vehicular and pedestrian passage as shown on the Deed of Resubdivision as recorded in Deed Book 7085 at page 884, among the aforesaid land records and as more particularly set forth in that certain Roadway Easement Agreement as recorded in Deed Book 7108 at page 375, among the aforesaid land records.

EXHIBIT A	Deed of Trust (Willow Oaks)

EXHIBIT B
DESCRIPTION OF PERSONAL PROPERTY

(a)    All personal property, including all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Grantor now or hereafter owns or in which Grantor now or hereafter acquires an interest or right, including those which are now or hereafter located on or affixed to the Premises or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including any interest of Grantor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other documents, of whatever kind or character, relating to the Premises;

(b)    All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the indebtedness secured hereby remains unpaid, may accrue from said goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Premises or any part thereof, or which may be received or receivable by Grantor from any hiring, using, letting, leasing, subhiring, subletting, or subleasing thereof;

(c)    All Grantor's present and future rights to receive payments of money, services or property, including rights to all deposits from tenants of the Premises, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights (including all rights to payment under all purchase and sale agreements and other contracts), instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same; provided, however, notwithstanding Grantor's grant of a security interest in its rights under all purchase and sale agreements now or hereafter relating tot he Premises, Grantor shall be free, without the approval or consent of Beneficiary, to amend, modify and/or terminate, at any time, and from time to time, such purchase and sale agreements;

(d)    All of Grantor's present and future rights, titles and interests, but not Grantor's obligations, duties or liabilities for any breach, in, under and to all Swap Contracts (as defined in the Loan Agreement) and all Swap Transactions (as defined in the Loan Agreement), and all amounts received by Grantor in connection therewith or to which Grantor is entitled thereunder;

(e)    All other intangible property and rights relating to the Premises or the operation thereof, or used in connection therewith, including all governmental permits relating to construction or other activities on the Premises, all names under or by which the Premises may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Premises, good will in any way relating to the Premises, and all licenses and permits relating in any ways to, or to the operation of, the Premises;

EXHIBIT B -- Page 1	Deed of Trust (Willow Oaks)

(f)    Grantor's rights under all insurance policies covering the Premises or any of the aforesaid collateral, and all proceeds, loss payments and premium refunds payable regarding the same;

(g)    All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Premises;

(h)    All water stock relating to the Premises;

(i)    All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Premises or the aforesaid collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises or the aforesaid collateral, or for an loss or diminution in value of the Premises or the aforesaid collateral;

(j)    All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Premises and all studies, data and drawings related thereto; and also all contracts and agreements of Grantor relating to the aforesaid plans and specification or to the aforesaid studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Premises;

(k)    All Grantor's rights in proceeds of the loan evidenced by the Note (as defined in the Loan Agreement);

(l)    all present and future deposit accounts of Grantor 9but not from any parent entity (direct or indirect) or any other Affiliate) held with Beneficiary, including, without limitation, any demand, time, savings, passbook or like accounts maintained by Grantor with Beneficiary, and all money, funds, instruments, securities, cash, cash equivalent and all other property of any nature whatsoever held with Beneficiary, whether or not deposited in any such deposit account.

(m)    without limiting any of the foregoing, any or all other present or future "fixtures," "equipment," "software," "inventory," "goods," "general intangibles," "payment intangibles," "commercial tort claims," "accounts," "contract rights," "instruments," "promissory notes," "inventory property," "letter of credit rights," "letters of credit," "deposit accounts" and "documents" (as such quoted terms are define din or encompassed by the Virginia Uniform Commercial Code, as now or hereafter amended) located on, used in the operation of, arising or derived from or in way relating to the Premises, Swap contracts (as defined in the Loan Agreement) or Swap Transactions (as defined in the Loan Agreement); and

(n)    all proceeds of the foregoing.

All terms used herein which are defined in the Virginia Uniform Commercial Code (as now or hereafter amended) shall have the same meanings when used herein, unless the context requires otherwise.

EXHIBIT B -- Page 2	Deed of Trust (Willow Oaks)

VIRGINIA RECORDATION TAX AFFIDAVIT

To:	Clerk, Circuit Court for the County of Fairfax:

The undersigned Grantor under a Credit Line Deed of Trust 9with Assignment of Leases and Rents, Security Agreement and Fixture Filings) (the "Deed of Trust"), dated as of February 27, 2013, hereby certifies that:

1.    The total principal indebtedness secured by the instruments referenced in the Deed of Trust presented for recording herewith is $235,000,000.00.

2.    The properties standing as security for the indebtedness are situated in the following locations and are valued as follows;

VIRGINIA PROPERTIES
Address	Assessed Value

8260 Willow Oaks Corporate Drive (0493-01-0138)	$39,803,980.00
8260 Willow Oaks Corporate Drive (0493-01-0140)	$40,567,980.00
8260 Willow Oaks Corporate Drive (0493-01-0139)	$44,825,240.00

TOTAL VALUE OF VIRGINIA PROPERTIES:	$125,197,200.00

PROPERTIES OUTSIDE VIRGINIA

The value of the properties outside of Virginia is $260,500,000.

TOTAL VALUE OF PROPERTIES OUTSIDE VIRGINIA:	$260,500,000.00

TOTAL VALUE OF ALL PROPERTIES:	$385,697,200.00

3.    The value of the property located in the Commonwealth of Virginia is $125,197,200.00 or 32.46% of the total value of all properties located within or without the Commonwealth of Virginia, and secured by the Deed of Trust ($125,197,200.00/$385,697,200.00 = 0.3246 or 32.46%). The Virginia State Recordation Tax to be paid on the Deed of Trust is thus calculated on 32.46% of the amount secured, being the sum of $76,281,000.00 ($235,000,000.00 x 0.3246 = $76,281,000.00).

4.    This is a refinance deed of trust and the Virginia State Recordation Tax is being calculated in accordance with the provisions of Section 58.1-803(D) of the Code of

Virginia of 1950, as amended. The total Virginia State Recordation Tax on the portion of the Deed of Trust applicable to the Virginia property ($76,281,000.00) is $96,281.00.

5.    The total local recordation tax due on the amount secured attributable to the Virginia property, or $76, 281,000.00, is $32,093.67, being one third of the Virginia State Recordation Tax.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Grantor under the Deed of Trust has duly executed and delivered this Affidavit under seal as of the 6th day of March, 2013.

KBSII WILLOW OAKS, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

ACKNOWLEDGMENTS
STATE OF CALIFORNIA COUNTY OF Orange )
On February 27, 2013, before me,	K. Godin, Notary Public
(insert name and title of the officer)
personally appeared Charles J. Schreiber, Jr. who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ K. Godin (Seal)